EXHIBIT 99.1

Press Release

EXOBOX ANNOUNCES CLOSING OF $2,425,000 PRIVATE PLACEMENT

HOUSTON - Exobox Technologies Corp. (Pink Sheets: EXBX), today announced it consummated a private placement of 97 Units for $2,425,000.  Each $25,000 Unit consists of 250,000 shares of common stock and a warrant to purchase 50,000 shares of common stock at $1.00. The shares of common stock and the shares of common stock underlying the warrants are restricted as defined in Rule 144 of the Securities Act of 1933.

Exobox CEO, Robert Dillon, stated, “ We are very pleased to see all of our hard work over the last two years pay off as we begin implementing the product development and marketing phase of our business plan. Now that we have these funds, we are eager to hire the remaining personnel and take the other steps needed to begin coding our initial product line in-house by the end of this quarter.”

About Exobox Technologies Corp:

Exobox Technologies Corp., headquartered in Houston, Texas, is a network and end point security development and licensing company that owns patented and patent-pending technology it believes can address the serious and growing need in the computer market for a reliable, efficient and effective network and end point security system.

Contact:
Michael G. Wirtz
Exobox Technologies Corp.
713-781-6173 Phone
713-781-6175 Facsimile
info@exobox.com
www.exobox.com